Exhibit 99.1

FOR IMMEDIATE RELEASE

October 19, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations and Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Declares Third Quarter 2020 Distribution

DALLAS, October 19 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today announced that its Board of Directors declared a cash distribution of $0.09375 per common unit for the third quarter of 2020, which is unchanged from the second quarter 2020 distribution. The third quarter 2020 cash distribution will be paid on November 13, 2020, to unitholders of record on October 30, 2020.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink's best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink's strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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